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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              NOVEMBER 15, 1995


                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)

DELAWARE                        0-5751                            95-2594724
(State or other              (Commission                       (IRS Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)

4350 VON KARMAN AVENUE, SUITE 280, NEWPORT BEACH, CALIFORNIA         92660
               (Address of principal executive offices)            (zip code)

                                 (714) 798-0460
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS


Mr. Rudy R. Miller resigned as a member of the Board of Directors and Chairman of the Audit Committee effective November 15, 1995. Mr. Miller's resignation is due to his current level of commitments which do not permit adequate time for attending to the Company's matters. There were no disagreements with the Company on any matter relating to the Company's operations, policies or practices. By reason of the resignation of Mr. Miller, a vacancy exists on the Board of Directors. The Board of Directors intends to undertake a search for an appropriate candidate to fill such vacancy. Mr. Miller had served as a Class II Director with a term expiring at the 1996 Annual Meeting of Stockholders. Mr. Miller served as a director of the Company from August 25, 1994 to November 15, 1995 and as Chairman of the Audit Committee from November 14, 1994 to November 15, 1995.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMPREHENSIVE CARE CORPORATION
                                                 (Registrant)

                                       By: /s/ Kerri Ruppert
                                           --------------------------
                                              Kerri Ruppert, Vice President and
                                              Chief Accounting Officer
                                              (Principal Accounting Officer)

Dated: November 21, 1995
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